UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, we announced we had appointed Gail S. Page to serve as our Interim Chief Executive Officer. On January 17, 2020, we entered into a letter agreement with Ms. Page with respect to her compensation as Interim Chief Executive Officer. The terms of the letter agreement were set by the compensation committee, which consists of the three disinterested members of the board of directors, based in part upon advice of Pearl Meyer & Partners, LLC, the compensation committee’s independent compensation consultant.

The letter agreement provides for the at-will employment of Ms. Page as our Interim Chief Executive Officer for a term expiring upon the appointment of a permanent Chief Executive Officer, unless earlier terminated by a vote of a majority of our disinterested directors. Under the terms of the letter agreement, we will pay Ms. Page a base salary of $460,000 during the term of her service and we granted to her, under our 2019 Omnibus Incentive Plan, a total of 30,864 restricted shares of our common stock, which shares will vest upon the earliest of (a) our appointment of a permanent Chief Executive Officer, (b) July 9, 2020, (c) our termination of her employment as Interim Chief Executive Officer, or (d) a change in control of our company.

In addition, in the letter agreement Ms. Page agreed to make herself reasonably available to consult with our representatives on transition matters for a period of sixty days following the end of the term of the letter agreement, for which she will be entitled to receive transition service fees totaling $76,667 over the sixty-day period.

The foregoing description of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1†	Letter agreement dated January 17, 2020, between Chembio Diagnostics, Inc. and Gail S. Page

†	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: January 21, 2020	By:	/s/ Neil A. Goldman
Executive Vice President and Chief Financial Officer